UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2023

WORLDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-284115	22-1848316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Royal Road

Brookline, Massachusetts 02445

(Address of principal executive offices) (Zip Code)

(617) 725-8900

Registrant’s telephone number, including area code:

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2023, the Company received a letter from Peter N. Christos stating that, strictly for personal reasons, he was resigning from the Company’s Board of Directors. Mr. Christos has confirmed that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of this Current Report on Form 8-K was sent to Mr. Christos prior to filing for his review and comment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

	By:	/s/ Thom Kidrin
Thom Kidrin, President
December 19, 2023